                                                                     EXHIBIT 3.2

                            Restated Bylaws
                                   of
                     Cascade Natural Gas Corporation

                           ARTICLE I -- OFFICES

Sec. 1.   The principal office shall be in the City of Seattle, County of
King, State of Washington.

Sec. 2.   The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

                            ARTICLE II -- SEAL

Sec. 1.   The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words, "Corporate Seal, Washington." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                    ARTICLE III -- SHAREHOLDERS' MEETINGS

Sec. 1.   Meetings of the shareholders may be held within or without the
State of Washington. The annual meeting of shareholders shall be held at a place and time on a day designated by the board of directors not less than sixty days nor more than one hundred eighty days after October 1 of each year, when they shall elect by a plurality vote, by ballot, a board of directors, and transact such other business as may properly be brought before the meeting. In the election of directors, every shareholder of record shall have the right to multiply the number of votes to which he or she may be entitled by the number of directors to be elected, and he or she may cast all such votes for one candidate or distribute them among any two or more candidates.

Sec. 2.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite to, and shall constitute, a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present, except that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Sec. 3.   The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Sec. 4.   At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period, not exceeding three years (unless said proxy is coupled with an interest). The revocation of a proxy shall not be effective until notice thereof has been given to the secretary. Each shareholder shall have one vote for each share of capital stock registered in his or her name on the books of the corporation. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote except where a greater vote is required by law.

Sec. 5. A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the registered office of the corporation, at least ten days before every election, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any shareholder.

Sec. 6.   Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by
statute, may be called at any time by the chairman of the board, president, secretary or board of directors. If more than eighteen months are allowed to elapse without the annual shareholders' meeting being held, any shareholder may call such meeting to be held at the registered office of the corporation. At any time, upon written request of any director, or of any shareholder or shareholders holding in the aggregate one-fifth of the voting power of all shareholders, it shall be the duty of the secretary to call a special meeting of shareholders to be held at the registered office at such time as the secretary may fix, not less than ten nor more than thirty-five days after the receipt of said request, and if the secretary shall neglect or refuse to issue such call, the director or shareholder or shareholders making the request may do so. Such request shall state the purpose or purposes of the proposed meeting.

Sec. 7.   (a)  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (or in the case of an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease exchange, or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of the corporation, twenty) nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the chairman, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

          (b) A shareholder may waive any notice required by law or these bylaws before or after the date and time of the meeting that is the subject of the notice, and such waiver shall be equivalent to giving such notice. Waiver of notice of a meeting of shareholders shall be effective upon receipt of a written waiver by the corporation.

Sec. 8.   Nominations for the election of directors may be made by the board of directors, the nominating committee of the board of directors, or by any shareholder entitled to vote in the election of directors. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's intent to make the nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, on the date established for nominations in the proxy statement of the corporation, or if no such date is established one hundred twenty days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date of which notice of such meeting is first mailed to the shareholders of the corporation. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors or the nominating committee of the board of directors; and (e) the written consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Sec. 9.   Tabulation of votes for election of directors shall be conducted by an inspector or judge, who may or may not be a stockholder, appointed by the presiding officer of the meeting. The inspector or judge shall certify to the returns in writing. No person who is a candidate for the office of director shall be an inspector or judge.

                          ARTICLE IV -- DIRECTORS

Sec. 1.   The property and business of this corporation shall be managed by its board of directors, nine in number, but the number of directors may be decreased to any number not less than three at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, or by a two-thirds vote of the then directors of the company at any regular meeting of such directors, or at any special meeting of said directors called for that purpose.

Sec. 2.   The number of directors of said corporation may likewise be increased in the same manner as they may be decreased, from three to not more than eleven directors.

Sec. 3.   The directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

Sec. 4.   The entire board of directors or any individual director may, at any special meeting of the shareholders called for that purpose in the manner provided by Section 6 of Article III hereof, be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to a vote at an election of directors. In case the board or any one or more directors be so removed, new directors may be elected at the same meeting. No individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his or her removal which, if cumulatively voted at an election of the whole board, would be sufficient to elect one or more directors.

Sec. 5.   In addition to the powers and authorities by these bylaws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Sec. 6.   In addition to reimbursement for reasonable expenses incurred in attending meetings or otherwise in connection with attention to the affairs of the corporation and in addition to remuneration as a member of any committee of the board of directors, each director as such shall be entitled to receive such remuneration as may be fixed from time to time by the board of directors.

Sec. 7.   (a)  The board of directors shall meet at a time and place, as fixed by resolution of the board of directors, on the same date as the annual meeting of shareholders of the corporation for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute a meeting if it is held following the adjournment of the annual meeting of shareholders; provided, a majority of the whole board shall be present.

          (b) Regular meetings of the board of directors may be held at such place, whether in this state or elsewhere, as a majority of the directors may from time to time appoint.

          (c) Regular meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meetings. Special meetings of the board of directors must be preceded by at least two days' notice of the date, time, and place of the meeting.

          (d) A director may waive any notice required by law or these bylaws before or after the date and time of the meeting that is the subject of the notice, and such waiver shall be equivalent to giving such notice. Waiver of notice shall be effective upon receipt of a written waiver by the corporation.

Sec. 8.   If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, a majority of all of the remaining directors, though less than a quorum, shall elect a successor or successors, who shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders, or at any special meeting called for that purpose and held prior thereto.

                          ARTICLE V -- OFFICERS

Sec. 1.   The officers of the corporation shall be chosen by the board of directors, and shall be a chairman of the board, a president, one or more vice presidents, a secretary, a controller, and if appointed, a treasurer, one or more assistant secretaries, assistant controllers, and assistant treasurers, such assistants to have such powers and duties of the secretary and treasurer, respectively, as shall from time to time be assigned to them by the board of directors.

Sec. 2.   The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a chairman of the board from their own number, and a president, and one or more vice presidents, a controller, and a treasurer who need not be members of the board.

Sec. 3.   The board may appoint such other officers, vice presidents, assistant secretaries, assistant treasurers, managers and agents as shall be deemed necessary by it, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Sec. 4.   The board of directors shall by resolution fix the salaries and the manner and time of payment thereof of all of the officers of this corporation.

Sec. 5.   Any officer, manager or agent elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors, whenever in their judgment the best interest of the corporation will be served thereby, such removal, however, to be without prejudice to the contract rights, if any, of the person so removed.

Sec. 6.   If any office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

Sec. 7.   The chairman of the board shall be the chief executive officer of the corporation; he or she shall, if present, preside at all meetings of the shareholders and directors; he or she shall have general and active management of the business of the corporation, under the direction of the board of directors, and shall see that all orders and resolutions of the board are carried into effect.

Sec. 8.   The president shall, in the absence or disability of the chairman, perform the duties and exercise the powers of the chairman, and shall perform such other duties as the board of directors shall prescribe.

Sec. 9.   (a)  The secretary shall personally or with the assistance of others, prepare and keep minutes of meetings of the board of directors and shareholders, authenticate all records of the corporation, attest all certificates of stock in the name of the corporation, and keep a record of the issuance of certificates of stock and stock transfers. The secretary shall give, or cause to be given notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors. The secretary shall keep in safe custody the seal of the corporation, and affix the same to any instrument requiring it.

          (b) The assistant secretaries, if any, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.

Sec. 10. In case of the absence of any officer of the corporation, or for any reason that the board may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                 ARTICLE VI -- CONSIDERATION FOR STOCK

Sec. 1.   (a)  Without the consent of any holder of any share of the capital stock of this corporation, the shares of stock of this corporation may be issued by it from time to time in such number or amount of shares of said stock, and for such consideration in labor or services actually performed for the corporation, money or property, as from time to time may be fixed and determined by the board of directors of this corporation at any annual meeting or any special meeting called for said purpose, and the right, power and authority of said board of directors from time to time so to authorize and order the issuance by this corporation of the said shares of said stock, in such number or amount of shares, and for such consideration in labor or services actually performed for the corporation, money or property, as from time to time said board may fix and determine, is hereby absolutely reserved to said board of directors.

          (b) Payment or delivery to, or receipt by this corporation of such consideration as may be so fixed and determined by its board of directors for the issuance of any share or shares of its said stock, as hereinbefore in this Section provided, shall operate and be construed, deemed and held:(i) to discharge, release and satisfy fully and absolutely, all liability to this corporation and/or to its creditors now or at any time hereafter existing, of any subscriber for, and/or holder of any such share or shares so authorized to be issued in any way on account of, founded upon, or arising out of any subscription for, and/or purchase of, and/or issuance of such share or shares, and(ii) to constitute such share or shares fully paid stock of this corporation.

                   ARTICLE VII -- CERTIFICATES OF STOCK

Sec. 1.   The certificates for shares of the common stock and each series of preferred stock of the corporation shall be separately numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or the secretary. Where, however, such certificates are countersigned by a transfer agent and registered by a registrar, at least one of which shall be other than the corporation itself or an employee thereof, the signatures of such officers may be facsimile.

Sec. 2.   Shares of stock to be transferred may be transferred by endorsement of the certificate and its surrender to the secretary for cancellation, whereupon the new certificate shall issue to the transferee.

                    ARTICLE VIII -- FIXING RECORD DATE

Sec. 1.   For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten (or in case of an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of the corporation, twenty) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Sec. 2.   If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

                  ARTICLE IX -- REGISTERED STOCKHOLDERS

Sec. 1.   The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Washington.

                      ARTICLE X -- LOST CERTIFICATES

Sec. 1.   Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond, when, in the judgment of the directors, it is proper to do so.

          ARTICLE XI -- CORPORATE BOOKS AND RECORDS; INSPECTION

Sec. 1.   The corporation shall keep a copy of the following records at its principal office: (a) the Articles of Incorporation or Restated Articles of Incorporation and all amendments to them currently in effect; (b) the bylaws or restated bylaws, and all amendments to them currently in effect; (c) the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; (d) its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on a stated basis explained therein; (e) all written communications to shareholders generally within the past three years; (f) a list of the names and business addresses of its current directors and officers; (g) its most recent annual report delivered to the Secretary of State, and (h) such other records as may be required under Washington law.

Sec. 2.   Any shareholder of the corporation may inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation specified in Sec. 1 (a) through (g) of this Article, provided the shareholder gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records.

Sec. 3.   A shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation provided the shareholder gives the corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records and the shareholder's demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose: (a) excerpts from minutes of any meeting of the board of directors, records of any meeting of the board of directors, records of any action of a committee of the board of directors while exercising the authority of the board of directors, minutes of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting; (b) accounting records of the corporation; and (c) the record of shareholders.

                          ARTICLE XII -- CHECKS

Sec. 1.   All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                        ARTICLE XIII -- FISCAL YEAR

Sec. 1.   The fiscal year shall begin the first day of October in each year.

ARTICLE XIV -- DIVIDENDS

Sec. 1.   Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, and shall be paid only out of the surplus of the aggregate of the assets of the corporation over the aggregate of its liabilities, including in the latter the amount of its capital stock.

Sec. 2.   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.

      ARTICLE XV -- REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Sec. 1.   The chairman, the president, and the secretary, or any assistant secretary, of the corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of other corporations standing in the name of the corporation. Said authority may be exercised by such officers either in person or by proxy or power of attorney duly executed by any of said officers.

         ARTICLE XVI -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sec. 1.   Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided under this Article to any such person to the extent that such indemnification would not be consistent with the Washington Business Corporation Act or other applicable law as then in effect; provided further, however, that except as provided in Sec. 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, this corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of this corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director or officer only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Sec. 2.   If a claim under Sec. 1 of this Article is not paid in full by this corporation within sixty days after a written claim has been received by this corporation (except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days) the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to this corporation), and thereafter this corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible hereunder or under the Washington Business Corporation Act for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Washington Business Corporation Act nor an actual determination by this corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

Sec. 3.   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Sec. 4.   The corporation may maintain insurance, at its expense, to protect itself and any director, officer,
employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Sec. 5.   The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

                      ARTICLE XVII -- AMENDMENTS

Sec. 1.   These bylaws may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors, subject to the power of the shareholders to change or repeal such bylaws.

          ARTICLE XVIII -- MISCELLANEOUS STATUTORY RESTRICTIONS

Sec. 1.   The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned or capital surplus except as prohibited by law.

Sec. 2.   No loans shall be made by the corporation to its officers or directors unless first approved in the manner required by RCW 23B.08.700 through .08.730 or other applicable law.

            ARTICLE XIX -- MISCELLANEOUS PROCEDURAL PROVISIONS

Sec. 1.   The rules contained in the most recent edition of Robert's Rules of
Order, Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, bylaws or special rules or order of the corporation.

            ARTICLE XX -- COMMITTEES OF THE BOARD OF DIRECTORS

Sec. 1.   The board of directors may, by resolution or resolutions, passed by a majority of the whole board, designate an executive committee of five directors. Said committee may meet at stated times, or on notice to all by any of their number. During the intervals between meetings of the board such committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and generally perform such other duties and exercise such powers as may be directed or delegated by the board of directors from time to time. The board may delegate to such committee authority to exercise all the powers of the board, except such powers as are denied to committees under RCW 23B.08.250(5) as such statute shall be amended from time to time.

Sec. 2.   The board of directors shall designate three of their number who are neither officers nor employees of the corporation as an audit committee. It shall be the duty of the audit committee to:

          (a) Review the financial statements with the independent accountants prior to recommending approval by the full board.

          (b) Determine the effectiveness of the audit effort through regular meetings with the independent accountants.

          (c) Determine through discussions with the independent accountants that no restrictions were placed on the scope of the examination or on its implementation.

          (d) Inquire into the effectiveness of the corporation's financial and accounting functions, organizations, operations and management through discussions with the independent accountants, internal auditors and officers of the corporation, especially those using the information.

          (e) Inquire into the effectiveness of the corporation's internal auditing methods and procedures.

          (f) Report to the board of directors on the committee's activities and recommendations.

          (g) Recommend the appointment of independent accountants for the ensuing year.

Sec. 3.   The board of directors shall designate three or more of their number to serve the corporation as a nominating and compensation committee to:

          (a) Set criteria for selection of potential members of the board of directors.

          (b) Consider and recommend nominees for election to the board of directors and make such other recommendations relating to nomination for election to the board as the committee deems appropriate.

          (c) Consider nominees for election to the board of directors timely recommended by shareholders of the corporation and consider the recommendation of the Chairman.

          (d) Consider the recommendation of the Chairman and evaluate and recommend to the board of directors compensation levels for all officers.

          (e) Evaluate and recommend to the board of directors appropriate board and committee fees.

Sec. 4.   The board of directors, by resolution adopted by a majority of the full board of directors, may designate one or more additional committees of the board of directors which shall have two or more members and which shall have such duties and exercise such powers as may be directed or delegated by the board of directors from time to time. Vacancies in the membership of any committee shall be filled by the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.